Lease Agreement
                                  by and between
                        CALWEST INDUSTRIAL PROPERTIES, LLC
                                     as LANDLORD
                                        and
                            HMT TECHNOLOGY CORPORATION
                                     as TENANT





TABLE OF CONTENTS



ARTICLE
P
A
G
E
REFERENCE
PAGE.............................................................
IV



1.      USE AND RESTRICTIONS ON
USE.................................................. 1

2.
TERM....................................................................
 .......  2



4.      RENT ADJUSTMENTS        2
5.      SECURITY DEPOSIT        5
6.      ALTERATIONS     5
7.      REPAIR  6
8.      LIENS   7
9.      ASSIGNMENT AND SUBLETTING       8
10.     INDEMNIFICATION 10
11.     INSURANCE       10
12.     WAIVER OF SUBROGATION   11
13.     SERVICES AND UTILITIES  11
14.     HOLDING OVER    11
15.     SUBORDINATION   12
16.     RULES AND REGULATIONS   12
17.     REENTRY BY LANDLORD     12
18.     DEFAULT 13
19.     REMEDIES        14
20.     TENANRS BANKRUPTCY OR INSOLVENCY        15
21.     QUIET ENJOYMENT 16
22.     DAMAGE BY FIRE, ETC     16
23.     EMINENT DOMAIN  17






        24.     SALE BY LANDLORD        18
        25.     ESTOPPEL CERTIFICATES   18
        26.     SURRENDER OF PREMISES   18
        27.     NOTICES 19
        28.     TAXES PAYABLE BY TENANT 19
        29.     COMMON AREA     20
        30.     DEFFNED TERMS AND HEADINGS      21
        31.     TENANT'S AUTHORITY      21
        32.     COMMISSIONS     21
        33.     TIME AND APPLICABLE LAW 22
        34.     SUCCESSORS AND ASSIGNS  22
        35.     ENTIRE AGREEMENT        22
        36.     EXAMINATION NOT OPTION  22
        37.     RECORDATION     22
        38.     AUTHORIZATION OF FINANCIAL INFORMATION  22
        39.     TENANPS PROPORTIONATE SHARE     23
        40.     SCHEDULE OF RENTS       23
        41.     LIMITATION OF LANDLORD'S LIABILITY      23
        42.     LEGAL EXPENSES  23



EXHIBIT A - PREMISES
EXHIBIT B - INITLKL ALTERATIONS
EXHIBIT C - RULES AND REGULATIONS




BUILDING:



PROJECT:



LANDLORD:



LANDLORD'S ADDRESS:



TENANT:

TENANT'S ADDRESS:



LEASE REFERENCE DATE
PREMISES:


PREMISES RENTABLE AREA:
USE:


COMMENCEMENT DATE:
LEASE TERMINATION DATE:
TERM OF LEASE:


LA: 1022535.5
336994-650007



MISSION INDUSTRIAL PARK MULTI-TENANT INDUSTRIAL NET LEASE REFERENCE PAGE







843 Auburn Court
Fremont, California 94538



Mission Business Park, Fremont, California
(See Exhibit A for site plan of the Project)



CalWest Industrial Properties LLC, a California limited liability company



CalWest Industrial Properties, LLC c/o The RREEF Funds 6735 Sierra
Court, Suite A
Dublin, California 94568



HMT Technology Corporation

HMT Technology Corporation
1055 Page Avenue
Fremont, California 94538
Attn:   Martin Monciardini



April 22, 1999

843 Auburn Court, Fremont, California 94538 (See Exhibit A, on which the Premises are hatched in black)



Approximately 60,312 square feet

The Premises shall be used and occupied as a data center, with general administration, storage, and other legally related uses.



May 16,1999

May 15, 2004

Five (5) years beginning on the Commencement Date and ending on the Termination Date (unless sooner terminated pursuant to this Lease).



INITIAL ANNUAL BASE RENT (Article 3):



INITIAL MONTHLY INSTALLMENT OF
ANNUAL RENT (Article 3):



TENANT'S PROPORTIONATE SHARE:



$484,908.48 (See also Article 40 "SCHEDULE OF
RENTS



$40,409.04 (See also Article 40 "SCHEDULE OF
IZEWS.")



14.02% of the Project
60,312 rentable square feet of 430,104 total rentable square feet



REAL ESTATE BROKER DUE COMMISSION:

SECURITY DEPOSIT:
ASSIGNMENT/SUBLETTING FEE:
tenants Representatives: Wayne Mascia Associates
Landlord's Representatives: Insignia/ESG
$47,646.00
$100.00


SECURITY DEPOSIT:
ASSIGNMENT/SUBLETTING FEE:


The Reference Page information is incorporated into and made part of the Lease. In the event of any conflict between any Reference Page information and this Lease, this Lease shall control. The Lease includes Exhibits "A" through "C", all of which are made a part hereof.



LANDLORD:

CALWEST INDUSTRIAL PROPERTIES, LLC,
a California limited liability company



By:     RREEF AMERICA, L.L.C.,
a Delaware limited liability company Its Manager

By:     -       0/



By: Stephen King
Title: Vice President, Ass Man



TENANT:



HMT Technology corporation
BY:  ( .
Title:  1/@ @/-- -/ -


By:
Title:



-ement              Dated:



Dated:



                                 LEASE



By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Building as set forth and described on the Reference Page (the "Premises"), which is located in the Project. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.



1.      USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenants sole expense. Notwithstanding the foregoing or any other terms to the contrary in this Lease, Landlord, subject to Landlord receiving Tenant's Proportionate Share of Direct Expenses, shall be responsible for compliance with any laws, codes, ordinances or other governmental directives requiring structural modifications to the Premises or which require the installation of an elevator in the Premises, unless required as a result of any improvements or alterations made by or on behalf of Tenant to the Premises, a change of use by Tenant of the Premises or as a result of the negligence or willful misconduct of Tenant or any of its employees, agents or contractors. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.



1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 1.2.


2.      TERM.

2.1 The Term of this Lease shall begin on the Commencement Date as shown on the Reference Page.
Tenant is currently in possession of the Premises pursuant to a Sublease, which expires with the existing lease for the Premises on the day immediately prior to the Commencement Date.



3.      RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the
Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty
(30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.



3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of.- (a) Fifty Dollars ($50.00), or (b) a sum equal to three percent (3%) per month of the unpaid rent or other payment. In addition, any rent or any other sum that is not paid to Landlord when due shall bear interest from the date due until paid at the lesser of twelve percent (12%)per annum or diem maximum rate permitted by law. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 in the event said rent or other payment is unpaid after date due.



4.      RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.



4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Project (including the amount of any credits which Landlord may grant to particular tenants of the Project in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: repair, replacement, and maintenance of roof, foundation and exterior walls of the buildings (including the Building) in the Project; periodic painting of the buildings (including the Building) of the Project; periodic cleaning of the exterior windows of the buildings (including the Building) in the Project; repair, replacement, operation and maintenance of all common area of the Project (including, without limitation, sweeping, maintenance services, repairs to and replacement of asphalt paving, bumper-s, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters ' landscaping and sprinkler systems in planting areas); water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Project or any part thereof, utility costs, including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal not supplied directly to a tenant; the cost of janitorial services with respect to all common area of the Project; the cost of security and alarm services (including any central station signaling system) with respect to all common area of the Project; window cleaning costs; labor costs; costs and expenses of managing the Project including
Management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Landlord and Tenant agree that all capital expenses incurred by Landlord for capital improvements, replacements or equipment to the Project shall be amortized and included as Direct Expenses, except for capital expenses incurred by Landlord after the date of this Lease to bring the Project into compliance with any governmental laws, regulations or ordinances in effect as of such date, where the Project was not in compliance with such governmental laws, regulations and ordinances as of the date of this Lease. All capital expenses (to the extent included in Direct Expenses) shall be amortized over the reasonable life of such improvements, replacements or equipment in accordance with generally accepted accounting principles, with interest on the unamortized amount at one per-cent (I%) in excess of the prime lending rate announced from time to time as such by The Northern Trust Company of Chicago, Illinois. Notwithstanding any terms to the contrary contained in this Lease, the following shall not be included within Direct Expenses: (a) leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building; (b) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (c) any depreciation on the Building or Project; (d) costs of a capital nature relating to the structural integrity of the exterior walls and foundation of the Building, unless caused by any improvements or alterations made by or on behalf of Tenant to the Premises or the negligence or willful misconduct of Tenant or any of its employees, agents or contractors; (e) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project; (f) except for any management fees paid to Landlord's subsidiaries or affiliates, overhead profit increments paid to Landlord's subsidiaries or affiliates for services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or other materials exceeds 105% of the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (g) except as otherwise provided in this Lease, all interest, loan fees and other carrying costs related to any mortgage or deed of trust and all rental and other payments due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature; (h) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (i) advertising and promotional expenditures; 6) costs of repairs and other work occasioned by fire, windstorm or other casualty to the extent of any insurance proceeds received by Landlord for the casualty; (k)any fines or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project; (1) management fees to the extent they exceed 5% of all other Direct Expenses; (m) costs for sculpture, paintings or other objects of art (nor insurance thereon or extraordinary security in connection therewith); (n) wages, salaries, or other compensation paid to any executive employees above the grade of building manager-, (o) the cost of connecting any building code or other violations which were violations prior to the Commencement Date; and (p) the cost of containing, removing or otherwise remediating any Hazardous Materials from the Project (including the underlying land and ground water) (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant, except for costs incurred by Landlord for the spot removal of Hazardous Materials (which are considered to be supplies or products ordinarily used in the operation, maintenance, repair and management of the Project) from the Project.



4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land and any payments to any ground lessor in reimbursement of tax payments made by such lessor. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.


4.2 Tenant shall pay as additional rent for each Lease Year (a) Tenants Proportionate Share of Direct Expenses incurred for such Lease Year and (b) all Taxes incurred for such Lease Year. For purposes of the preceding sentence, Tenant's Proportionate Share of Direct Expenses shall be as shown on the Reference Page, except Tenant's Proportionate Share of Direct Expenses with respect to any capital replacements included within Direct Expenses shall be limited to those related to the Building, which Tenant shall be responsible for paying in their entirety.



4.3 The annual determination of Direct Expenses shall be made by Landlord and, if certified by a nationally recognized firm of public accountants selected by Landlord, shall be binding upon Landlord and Tenant. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period.



4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section
4.4 shall remain in effect until further written notification to Tenant pursuant hereto. Notwithstanding any terms in the preceding to the contrary, Tenant has requested, and Landlord has agreed, to permit Tenant, commencing with the installment of Taxes which will become due on November 1, 1999 and delinquent if not paid on or before December 10, 1999, to pay all Taxes which become due from and after November 1, 1999 directly to the taxing authorities; provided, however, if Tenant fails at any time to pay any Taxes to the taxing authorities required by this sentence prior to delinquency, Tenant's right to pay Taxes directly to the taxing authorities shall cease and be of no further force or effect and Tenant shall thereafter pay Taxes to Landlord on an estimated basis in accordance with the provisions of this Section 4.4 (other than this sentence). For so long as Tenant pays Taxes directly to the taxing authorities under this Section 4.4, Tenant shall provide Landlord prior to the date such Taxes become delinquent with evidence satisfactory to Landlord that such Taxes have been paid.



4.5 When the above mentioned actual determination of Tenants liability for Direct Expenses and/or
Taxes is made for any Lease Year and when Tenant is so notified in writing, then:



4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is less than Tenants liability for Direct Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and



4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenants liability for Direct Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4. Tenant shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease Year being less than Direct Expenses and/or Taxes in the Base Year (Direct Expenses and/or Taxes).



4.6 If the Commencement Date is other than January I or if the Termination Date is other than December 3 1, Tenants liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.



5.    SECURITY DEPOSIT.



Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithfull performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenants default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do -so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. The Security Deposit or any balance thereof that has not been applied in accordance with this Section 5 shall be returned to Tenant after termination of this Lease in accordance with applicable laws.



6.      ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease (which shall be subject to the provisions of Exhibit B and the other provisions of this Lease, except this Section 6.
1) and except for those alterations, additions and improvements described in the last sentence of this Section 6. 1, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which shall not be unreasonably withheld; provided, however, that Landlord may withhold its consent, in its sole discretion, if any of the proposed alterations, additions or improvements (a) require any structural modification to the Building, (b) affect the exterior appearance of the Building or any Building systems, (c) result in any Hazardous Materials being handled, used, stored or disposed of in or about the Premises or the Building or appurtenant land or (d) trigger in any other portion of the Project compliance with any legal requirement that Tenant does not agree in writing to make and pay for at Tenant's sole cost and expense (collectively, "Structural Alterations"). When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Notwithstanding any terms in this Lease to the contrary, Tenant after the initial installation of Tenant's improvements in the Premises may, without Landlord's prior written consent, but upon written notice to Landlord describing in reasonable detail the alterations, additions and/or improvements to be made to the Premises, make alterations, additions and improvements to the Premises which do not cost in excess of $ 1 0,000 per Lease Year, provided the proposed alterations, additions and improvements do not involve the making of any Structural Alterations to the Premises or any other portion of the Project.



6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant the same shall be made using Landlord's contractor (unless Landlord agrees otherwise) at Tenants sole cost and expense. In lieu of Landlord's contractor, Tenant may use a contractor selected by Tenant, subject to Landlord's prior written approval of the contractor. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.
In any event Landlord may charge Tenant a reasonable charge to cover its inspection and supervision costs and costs related to the review and approval of Tenants plans and specifications as it relates to such proposed work (except no charge shall be charged by Landlord in connection with Tenants initial improvement work).



6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article II in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under
Article 4.



6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted. Notwithstanding the foregoing, Tenant shall not be required to remove any of its initial tenant improvements to the Premises installed pursuant to Exhibit B, provided Tenant has kept, maintained and repaired such improvements as required by this Lease (including, without limitation, Sections 7.3 and 26.2).



7.      REPAIR.

7.1 Tenant accepts the Premises as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.



7.2 Tenant hereby waives and releases its right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil Code and its right to terminate the Lease under Section 1932(l) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.



7.3 Except as otherwise provided in Section 7.6, Tenant shall at its own cost and expense keep and maintain all parts of the Building and improvements in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant's water heaters exclusively serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems exclusively serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant, as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and tear falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder.



7.4 Except as provided in Articles 22 and 23, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenants business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.



7.5 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty
(30) days of the date Tenant takes possession of the Premises. Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant, or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead. Notwithstanding any terms in the preceding to the contrary, Tenant has requested, and Landlord has agreed, to initially waive the requirement that Tenant enter into a service contract; however, if Landlord at any time during the Term determines that any of the heating and air conditioning systems servicing the Premises are not being maintained in good condition and repair, Landlord's waiver shall be of no further force or effect and Tenant shall thereafter comply with the provisions of this Section 7.5 (other than this sentence) and Landlord shall have all rights hereunder if Tenant fails to so comply.



7.6     Landlord shall, subject to receiving Tenants Proportionate
Share of Direct Expenses, and subject to the last sentence of Section 7.3, Article 22 and Article 23, maintain in good condition and repair the roof (excluding any skylights, but including as needed any replacement thereof), exterior walls and foundation of the Building and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord's sole discretion. Landlord shall not be required to make any repairs to the roof, exterior walls or foundation unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete such repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 7.6 shall be considered part of Direct Expenses, except to the extent excluded therefrom under Section 4.1.2 and except that repairs which Landlord deems arise out of any improvements or alterations made by or on behalf of Tenant to the Premises or the negligence or willful misconduct of Tenant or any of its employees, agents or contractors shall be made at the expense of Tenant.
Landlord's obligations to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.



8.       LIENS.

Tenant shall keep the Premises, the Building, the Project and appurtenant land and Tenants leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five business days prior notice of commencement of any construction on the Premises.



9.      ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, subject-to Landlord's right to recapture the Premises or any portion thereof set forth in Section 9.3 below and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least @ (30) days but no more than one hundred twenty (I 20) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.



9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.



9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within twenty (20) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenants own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant. Notwithstanding any terms to the contrary in this Section 9.3, this
Section 9.3 shall not be applicable to any sublettings of portions of the Premises to the extent the sublettings at any one time cover in the aggregate less dm fifty (50%) percent of the total square footage of the Premises and provided that the term of any subletting to which the provisions of this Section 9.3 shall not apply does not and could not by its terms exceed six (6) months (including all extensions and renewals).


9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, after deducting therefrom any reasonable, third party costs incurred by Tenant in effecting the offer (including, without limitation, broker commissions and tenant improvement allowances paid by Tenant in connection with the transfer) over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in forin other than cash shall be valued at its fair market value as determined by Landlord in good faith.
-



9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to and such refusal shall be deemed "reasonable" for all purposes hereunder) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured; or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a govermental agency; (d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involves a violation of Section 1.2. Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be reasonable.



9.6     Upon any request to assign or sublett Tenant will pay
to Landlord the Assignment/Subletting Fee
plus, on demand,        a sum equal to all of Landlord's reasonable costs,
including reasonable attorney's fees, incurred
in investigating        and considering any proposed or purported assignment
or pledge of this Lease or sublease of any
of the Premises,        regardless of whether Landlord shall consent to,
refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.



9.7 If Tenant is a corporation (other than a public company whose stock is traded on the New York Stock or other nationally recognized stock exchange), partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the such extent and for all intents and purposes as though such an assignment.



9.8 Notwithstanding any terms in this Lease to the contrary, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without the receipt of Landlord's consent but upon notice to Landlord, to (a) an entity which is controlled by, controls, or is under common control with, Tenant (an "Affiliate"), or which owns or is owned by an Affiliate, (b) an entity with which Tenant merges or consolidates, or (c) a purchaser of all or substantially all of Tenants stock or assets, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease; provided, however, in any of the foregoing instances, the successor entity must expressly assume Tenants obligations under this Lease and, in addition, must be adequately capitalized and have a net worth reasonably anticipated to be adequate to meet Tenant's obligations under this Lease. The term "control," as used in this Section, shall mean the ownership, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. In no event shall Tenant be released of any liability hereunder as a result of any such assignment or subletting. Notwithstanding any terms in Sections 9.3 and 9.4 to the contrary, the terms of Sections 9.3 and 9.4 shall not be applicable to any assignment or subletting effectuated pursuant to this Section 9.8.



10.     INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors and subject to the provisions of Article 12, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) ("Liabilities") incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or
(d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.



10.2 Subject to the provisions of Article 12 and Article 42, Landlord shall protect indemnify and hold Tenant harmless from any Liabilities incurred by Tenant to the extent caused by or arising from the negligence or willful misconduct of Landlord or any of its agents, employees or contractors; provided, however, Landlord shall not be liable under any circumstances for consequential or punitive damages (including, but not limited to, damages for any injury or inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises).



10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.



II.     INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than S 1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-mh employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenants alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.



11.2    Each of the aforesaid policies shall (a) be provided
at Tenant's expense; (b) name the Landlord
and the building        management company, if any, as additional insureds;
(c) be issued by an insurance company with
a minimum Best's        rating of "A:Vll" during the Term; and (d) provide
that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the

Commencement Date and at least five (5) business days after each renewal
of said insurance.                   -



11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.



12.     WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.



13.     SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish the Premises with all electric light bulbs, tubes and ballasts battery packs for emergency lighting and fire extinguishers, as necessary. If any such services are not separately metered to Tenant Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord in its reasonable discretion. Any such charges paid by Landlord and assessed against Tenant shall be payable to Landlord five (5) days after written demand therefor and shall be additional rent hereunder. Except as otherwise provided in Section 10.2, Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.



14.     HOLDING OVER.

Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 150% of the greater of.(a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under
Article 4; and, (b) the then market rental value of the Premises as reasonably determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case promted on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month or one year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive
Landlord's right of reentry or any other right under this Lease or at law.



15.      SUBORDINATION.

Subject to Tenants receipt of a commercially reasonable non-disturbance agreement without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, subject to Tenant's receipt of a commercially reasonable non-disturbance agreement.



16.     RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord shall use reasonable efforts to enforce all such rules and regulations in a non-discriminatory manner but Landlord shall not be liable to Tenant if it fails to do so.



17.     REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times upon not less than forty-eight (48) hours advance notice to Tenant (except in an emergency, in which event no notice shall be required) have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.



17.2 Landlord shall have the right at any time to change the arrangement and/or locations of any exterior entrances and windows, stairs or toilets to comply with applicable laws and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.



17.3 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and, except as otherwise provided in Section 10.2, any other loss occasioned by any action of Landlord authorized by this Article 17. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenants obligations under this Lease.



17.4 Tenant has advised Landlord that Tenant will operate in the Premises twenty-four (24) hours per day, seven (7) days per week. As a result, Landlord has initially waived the requirement that Tenant provide Landlord with a key to unlock all of the doors of the Premises, excluding Tenants vaults and safes or special security areas (designated in advance); however, Tenant agrees that if Tenant ceases to operate in the Premises twenty-four (24) hours per day, seven (7) days per week, Tenant shall promptly provide to Landlord a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance) and Landlord may thereafter retain such key. Landlord shall have the right to use any and all means which Landlord may deem paper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access can not be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.



18.     DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:



18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.



18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty
(20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that if the nature of such failure is such that it cannot be reasonably cured within twenty (20) days, then Tenant shall not be in default if Tenant commences to cure the default within such twenty (20) day period and thereafter diligently prosecutes the same to completion.



18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenants right to possession only.



18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.



18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.     REMEDIES.

19.1 Upon the occurrence of any of such events of default described in Article 18.1 or elsewhere in this Lease, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:



19.1.1  The rights and remedies provided by California
Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, - as computed pursuant to subsection (b) of said
Section 1951.2;



19.1.2  The rights and remedies provided by California
Civil Code Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;



19.1.3 The right to terminate this Lease by giving notices to Tenant in accordance with



Applicable law;

19.1.4 The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (I) Tenant shall be immediately liable for payment to Landlord of, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as rent for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking of possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and


19.1.5 The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph 19.1.4.



19.1.6 For purposes of this Article 19: "worth at the time of award" shall be computed by allowing interest at a per annum rate of ten percent and rent with respect to each month shall be deemed to be a monthly rental arrived at by adding (i) one twelfth of the Annual Rent, plus (ii) an amount equal to the monthly average of all the percentage rental received by or payable to Landlord during the period that Tenant was conducting Tenant's business in the Premises in the manner and to the extent required by this Lease, plus (iii) one twelfth of any items of additional rent paid or payable by Tenant hereunder during the 12 consecutive month period prior to the month in which tenants default occurs or one twelfth of the annualized amount of the additional rent paid or payable and the last day of the calendar month prior to the month in which such default occurs, if such default occurs during the first 12 calendar months of the Term).



19.2 If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease, Tenant agrees to pay all Landlord's reasonable attorney's fees so incurred in accordance with
Section 41. Tenant expressly waives any right to: (a) trial by jury; and (b) service of any notice required by any present or future law or ordinance applicable to landlords or tenants but not required by the terms of this Lease.



19.3 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.



19.4 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlords right to enforce any such remedies with respect to such Default or any subsequent Default.



20.     TENANTS BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):



20.1.1  Tenant, Tenant as debtor-in-possession, and any
trustee or receiver of tenants assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without
I-      limitation of the generality of the foregoing, any right of any
Tenants Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1        Such Debtors Law shall provide to Tenant's
Representative a right of assumption of this Lease which Tenant's
Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.



20.1.1.2        Tenant's Representative or the proposed
assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of. (a) three months' Rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that tenants Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenants Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord-d and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.



20.1.1.3        The assumption or any contemplated
assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.



20.1.1.4        Landlord shall have, or would have had
absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.



21.     QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.



22.     DAMAGE BY FIRE, ETC.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant in writing, of Landlords reasonable estimation of the length of time with which material restoration can be made, and Landlords determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with tenants use of the Premises for the purpose for which it was being used immediately before such damage.



22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (I 80) days, Landlord and Tenant shall each have the option of giving the other, at any time with thirty (30) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22 1. 1.



22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit - of the party carrying such insurance and under its sole control.



22.4 In the event that Landlord should fail to complete such repairs and material restoration within thirty (30) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (I 5) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.



22.5    Notwithstanding anything to the contrary contained in this
Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (I 2) months of the Ten-n or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (I 5) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.



22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.



22.7 The provisions of this Lease, including this Article, constitute an express agreement between
Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932 (2) and 1934(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to the Lease or any damage or destruction to all or any part of the Premises or the Building.



23.     EMINENT DOMAIN.

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to ter7ninate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the lights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Notwithstanding any terms to the contrary in this Lease, upon any condemnation of all or any portion of the Premises, Tenant shall have the right to prosecute any claim directly against the condemning authority for loss of business, damage to, and cost of removal of trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claims shall diminish or adversely affect Landlord's award.



24.     SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attom to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security to the extent then being held by Landlord, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.



25.     ESTOPPEL CERTIFICATES.

Within ten (IO) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenants behalf, and that such certificate shall be fully binding on Tenant.



26.     SURRENDER OF PREMISES.

26.1 Tenant shall, at least thirty (30) days before the last day of the Term, arrange to meet Landlord for a joint inspection of the Premises. In the event of tenants failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.


26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at Tenants sole cost remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6. Notwithstanding any terms in this Lease to the contrary, Tenant shall not be obligated to remove any alterations, additions, improvements or utility installations that were installed in the Premises prior to the Commencement Date.



26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that tenants failure to perform in any material respect prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Ten-n, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant within thirty (30) days following expiration of the Term and tenants vacation of the Premises. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.



27.     NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 26, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.



28.      TAXES PAYABLE BY TENANT.

In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease:
(a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed - as a result thereof; (c) upon or measured by the tenants gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or offering any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon tenants equipment, furniture, fixtures and other personal property of Tenant located in the Premises. Notwithstanding any terms in this Section 28 to the contrary, the taxes that may be reimbursed to Landlord hereunder may be paid to the applicable authority directly by Tenant subject to the same requirements and limitations as are set forth in Section 4.4 with respect to the payment of Taxes.



29.     COMMON AREA.

29.1 Landlord hereby grants to Tenant, in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, the right to use the common area within the Project for vehicular parking (subject to the limitations set forth in Section 29.6), for pedestrian and vehicular ingress, egress and travel, such nonexclusive license and right to be appurtenant to Tenant's leasehold estate created by this Lease. As used in this Lease, "common area" means all areas and facilities within the Project, exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants, but, including, without limitation, parking areas, access and perimeter roads, sidewalks, landscaped areas and facilities.



29.2 All common area within the Project and all improvements located from time to time within the common area shall at all times be subject to the exclusive control and management of the Landlord. Landlord shall have the fight to construct, maintain and operate lighting facilities within the common area; to police the common area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the common area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of the common area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the common area and/or the improvements thereon; to discourage noncustomer parking; and to do and perform such other acts in and to the common area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.



29.3 Landlord shall manage, operate, maintain and repair (or cause to be managed, operated, maintained and repaired) the common area of the Project in good condition, as reasonably determined by Landlord. The cost of such management, operation, maintenance and repair of the common area shall be included as part of Direct Expenses to the extent provided in Section 4. No part of the common area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting merchandising or displaying shall be permitted upon the common area.



29.4 All common area of the Project and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the common area shall not constitute a violation of Landlords agreements hereunder, and Tenant shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the common area.



29.5 Landlord reserves the right to install, use, maintain, repair, alter or relocate, expand and replace any common area of the Project; provided, however, Landlord shall not unreasonably interfere with Tenants use of the Premises and the parking rights granted to Tenant herein. Such right of Landlord shall include, but shall not be limited to, designating from time to time certain portions of the common area of the Project as exclusively for the benefit of certain tenants in the Project.


29.6 In connection with this Lease, Tenant shall have the right to use on a non-exclusive, first come, first serve basis, up to 200 parking spaces within the common area of the Project. Tenant shall not use more parking spaces than such number. All parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Parking shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways or in any area which would prohibit or impede the free flow of traffic within the common area. There shall be no ovemight parking of any vehicles of any kind (except for parking of Tenant's employees that work overnight), and vehicles which have been abandoned or parking in violation of the terms hereof may be towed away at the owner's expense.



30.     DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof The ten-n "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and tenants Proportionate Share shown on the Reference Page.



31.     TENANT'S AUTHORITY.

If Tenant sips as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.



32.      COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.


33.     TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.



34.      SUCCESSORS AND ASSIGNS.

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.



35.     ENTIRE AGREEMENT.

This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.



36.      EXAMINATION NOT OPTION.

Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.



37.     RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.



38.     AUTHORIZATION OF FINANCIAL INFORMATION.

Tenant authorizes Landlord to order a consumer credit report and to verify other credit information, including past and present loans, extensions of credit and landlord references. This authorization includes the reverification of any of the information that the Landlord shall be originally authorized to obtain and verify and such information may be obtained and verified by Landlord's agents and/or affiliates and any investors and/or assigns. Except in any circumstance where Tenant is in default hereunder (in which case there shall be no limitation on the frequency in which Landlord may request financial statements from Tenant), Landlord shall not request, and Tenant shall not be obligated to provide tenants financial statements more than once every six (6) months. Landlord agrees to use reasonable efforts to keep information contained in such financial statements to the extent the same are not public information in confidence (except as otherwise required by applicable law), and to use such information only for purposes related to this Lease or the financing, refinancing or sale of all or any portion of the Project. Furthermore, Tenant's obligation with respect to financial statements shall be limited to Tenants financial statements existing as of the time of the request.

39.     TENANRS PROPORTIONATE SHARE.

Tenant's Proportionate Share is defined as the percentage obtained by dividing the number of square feet in the Leased Premises by the total number of leasable square feet at property. In the event that the number of square feet in either the Leased Premises or the entire property is modified, Tenant's Proportionate Share shall thereafter be adjusted accordingly.



40.     SCHEDULE OF RENTS.

Lease Year

1 2 3 4 5



Total Rent ($/Month) 40,409.04 42,218.40 44,027.76 45,837.12 47,646.48



41.     LIMITATION OF LANDLORD'S LIABILITY.

Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.



42.     LEGAL EXPENSES.

If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the "Prevailing Party" (as hereinafter defined) in any such action or proceeding, or appeal thereon, shall be entitled to recover its reasonable attorneys' fees and other related expenses (including, without imitation, paralegal fees, court filing and process fees, and investigative fees and charges).
Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall mean a party who substantially obtains or defeats the relief sought as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense.



LANDLORD:                                       TENANT:

CALWEST INDUSTRIAL PROPERTIES, LLC,             HMT Technology
Corporation
a California limited liability company



By:     RREEF AMERICA, L.L.C.,                       By: a Delaware limited
liability I company          Title:



By:



Its Manager



By: Stephen King



/ @@ (- 6-



By:
Title:



@ @ @ 2 4



Title: Vice President, Asset Management               Dated:
@ 7

I     I



Dated:               k

@ 11

Initials

                                EXHIBIT "A"

attached to and made a part of the Lease bearing the Lease Reference Date of April 22, 1999 between CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company, as Landlord and HMT TECHNOLOGY CORPORATION, as Tenant, for the Premises commonly known as Mission Industrial Park.



PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to scale; any measurements or distances shown should be taken as approximate.



6mviu mmcis
4717) I"Itfa
44,110 II.FT.



LA: 1022535.5
336994-65bOO7



DRIFA, INC.

47M loniell
44VIIS $an.



nIS31M BUSINESS PAU



25



@ I

IURATI MMTICS
47M rats *m



Un. I '

11      TV mmici

4pm     Ng* ftw -

llo$ln 34.n.

                               EXHIBIT "B"

attached to and Made a Part of the Lease Bearing the Lease Reference Date of April 22, 1999 between CALWEST FNDUSTRIAL PROPERTIES, LLC, a California limited liability company, as Landlord and HMT TECHNOLOGY CORPORATION, as Tenant, for the Premises commonly known as Mission Industrial Park.



INITIAL ALTERATIONS

Between the date this Lease is executed by Landlord and Tenant and May 31, 2000, Tenant, at Tenant's sole cost and expense, shall make such initial tenant improvements in the Premises as Tenant deems necessary or advisable, subject to Landlord's prior written approval of such improvements, which approval shall not be unreasonably withheld. Tenant shall prepare and submit to Landlord for Landlord's approval plans and specifications for the initial tenant improvements, which approval shall not be unreasonably withheld. All initial tenant improvements shall be made in accordance with, and comply and otherwise be subject to, the provisions of the Lease (except Section 6. 1) and shall in all respects comply with all laws related thereto.



As an inducement to Tenant to make the initial tenant improvements, Landlord shall provide to Tenant, in accordance with this paragraph, a tenant improvement allowance in the amount of up to $45,234 to reimburse Tenant for the costs of the initial tenant improvements. Provided Tenant is not in default under this Lease, the tenant improvement allowance (or so much thereof as may have been utilized by Tenant between the date this Lease is executed by Landlord and Tenant and May 31, 2000 as evidenced by bills marked paid for the initial tenant improvements submitted to Landlord) shall be paid by Landlord to Tenant within thirty (30) days after the date Tenant provides to Landlord final mechanics' lien waivers for all contractors, subcontractors and material suppliers who have established lien rights and bills marked paid for all of Tenant's initial tenant improvements in the Premises; provided, however, Landlord shall have no obligation to provide Tenant any amount of the tenant improvement allowance that has not been disbursed to Tenant pursuant to the preceding by June 30, 2000.



                                  EXHIBIT "C"

attached to and made a part of the lease bearing the lease reference date of April 22, 1999, by and between CALWEST INDUSTRLKL PROPERTIES, LLC, a California limited liability company, as Landlord, and HMT TECHNOLOGY CORPORATION, as Tenant, for the Premises commonly known as Mission Industrial Park.



RULES AND REGULATIONS

I . No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the . outside or inside of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor chosen by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.



2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.


3. No birds, fish or animals shall be brought into or kept in or about the Building.

4. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee or any tenant shall go upon the roof of the Building.



5. Tenant shall have the right to use in common with other tenants or occupants of the Building the parking facilities of the Building, as shown on Exhibit A, if any, as designated from time to time by Landlord. Tenant shall not at any time park or permit the parking of Tenant's vehicles, or the vehicles of others, adjacent to loading areas or so as to interfere in any way with the use of such areas. Tenant shall not park or permit to be parked any inoperative vehicles or equipment on any portion of the parking or loading areas. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate and assign parking spaces among Tenant and other tenants.



6.      Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was
designed        to carry and which is allowed by law.  Landlord shall have the right to reasonably prescribe the weight,
size and        position of all equipment, materials, furniture or other
property brought into the Building. Heavy objects shall, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.


7. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises.
Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.


8. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.


9. Except as approved by Landlord, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.


10. Except as approved by Landlord or otherwise permitted under the Lease, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.



II. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place into any tech box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.



12. No cooking shall be done or permitted by any Tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.



13. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.



14. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any space without specific instructions from Landlord.



15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.



16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.



17. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgement may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations here in above stated
And any additional rules and regulations which are adopted.



18. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.